As filed with the Securities and Exchange Commission on October 2, 2023
Registration No. 333-80817
Registration No. 333-80819
Registration No. 333-18991
Registration No. 333-11843
Registration No. 033-56401
Registration No. 333-122428
Registration No. 333-124624
Registration No. 333-149388
Registration No. 333-175813

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-80817
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-80819
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-18991
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-11843
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-56401
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-122428
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-124624
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-149388
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-175813
UNDER
THE SECURITIES ACT OF 1933
_________________________
NORTHWESTERN CORPORATION
d/b/a
NORTHWESTERN ENERGY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-0172280 (I.R.S. Employer Identification No)

3010 W. 69th Street Sioux Falls, South Dakota (Address of Principal Executive Offices)	57108 (Zip Code)
__________________
Team Member Stock Purchase Plan
Stock Option and Incentive Plan
NorthWestern Public Service Company Supplemental Variable Investment Plan
NorthWestern Public Service Company Employee Stock Ownership Plan and Trust Agreement
Variable Investment Plan and Trust Agreement
NorthWestern Corporation 2004 Special Recognition Grant Restricted Stock Plan
NorthWestern Corporation 2005 Long-Term Incentive Plan
NorthWestern Corporation Amended and Restated 2005 Long-Term Incentive Plan
(Full title of the plans)
__________________
Shannon M. Heim
Vice President and General Counsel
NorthWestern Corporation
3010 W. 69th Street
Sioux Falls, South Dakota 57108
(Name and address of agent for service)
(605) 978-2900
(Telephone number, including area code, of agent for service)
_________________________
with copies to:
_________________________
Robert Joseph, Esq.
Husch Blackwell LLP
120 S Riverside Plaza, Suite 2200
Chicago, Illinois 60606
Tel: 312.526.1536
Fax: 312.655.1501
Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
Deregistration of Securities
NorthWestern Corporation (the “Registrant”) is filing this Post-Effective Amendment to the Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) because the Registrant is no longer issuing securities pursuant to the plans noted on the cover page of this Post-Effective Amendment and to deregister all securities of the Registrant that had been registered for issuance pursuant to the plans noted on the cover page of this Post-Effective Amendment on the Prior Registration Statements that remain unsold under such Prior Registration Statements:
A.File Number 333-80817 filed on June 16, 1999.
B.File Number 333-80819 filed on June 16, 1999.
C.File Number 333-18991 filed on December 30, 1996.
D.File Number 333-11843 filed on September 12, 1996.
E.File Number 033-56401 filed on November 10, 1994.
F.File Number 333-122428 filed on January 31, 2005.
G.File Number 333-124624 filed on May 4, 2005.
H.File Number 333-149388 filed on February 26, 2008.
I.File Number 333-175813 filed on July 27, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Helena, State of Montana, on October 2, 2023.

NorthWestern Corporation

By	/s/ Shannon M. Heim
Shannon M. Heim
Vice President and General Counsel
Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Prior Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.